Exhibit 23


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-133451 and 333-98705 on Form S-8 of our reports dated March 13, 2006 relating to the financial statements of Interchange Financial Services Corporation, and management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K/A of Interchange Financial Services Corporation for the year ended December 31, 2005.


DELOITTE & TOUCHE LLP

/s/Deloitte & Touche LLP
_________________________

New York, New York
April 28, 2006